CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.
[***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

FIRST AMENDMENT TO SUPPLY AGREEMENT
This First Amendment (“First Amendment”) is made as of August 30, 2021 (the “Execution Date”) and effective as of June 6, 2021 (the “Effective Date”) by and between TriLink BioTechnologies, LLC (“TriLink”), Pfizer Inc. (“Pfizer”), and BioNTech SE (“BioNTech”), each individually referred to herein as a “Party” and collectively as the “Parties”.
WHEREAS, the Parties entered into a Supply Agreement with an Effective Date of October 9, 2020 (the "Agreement").
WHEREAS, the Parties desire to amend the Agreement, as provided in this First Amendment.
NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter set forth, and intending to be legally bound, the Parties hereby agree to amend the Agreement as follows:
1.Capitalized terms used but not defined herein shall have the meaning set forth in the Agreement.

2.Section 3.5 of the Agreement shall be amended by deleting it in its entirety and replacing it with the following:

3.5 Billing. Supplier shall submit invoices to Customer as outlined in SCHEDULE 3.2 to the address designated in the applicable Order. Supplier shall include the following information on all invoices: the applicable Order number and billing address; and shall also include, where applicable, the type, description, part number (if any) and quantity of the Product delivered; the Delivery Date; the actual date of shipment; the Prices; any applicable taxes, transportation charges or other charges provided for in the applicable Order; and the ship-to destination.

3.Section 3.6 of the Agreement shall be amended by deleting it in its entirety and replacing it with the following:

3.6 Payment. Unless Customer notifies Supplier pursuant to Section 4.1 that the Product is non-conforming, Supplier shall invoice Customer as outlined in SCHEDULE 3.2. Customer shall pay all undisputed amounts due [***] days from the date of Customer’s receipt of the invoice, ("Invoice Due Date") and payment shall be made with the next scheduled processing payment run immediately following the Invoice Due Date, and in accordance with the applicable Order. Payment history will be reviewed quarterly and if the average payment time is not within the terms of this Agreement, the Parties will work together in good faith to modify the payment terms and ensure compliance with this Section. If Customer disputes all or any portion of an invoice, it shall be required to pay only the amount not in dispute. In such event, Customer shall notify Supplier of the amount and nature of the dispute and the Parties shall attempt to resolve the dispute in good faith in accordance with Section 14.2.

Payment by Customer shall not result in a waiver of any of its rights under this Agreement. Customer may set off any amount Supplier owes Customer against amounts payable under this Agreement or any other agreement between the Parties.

4.Schedule 3.2 of the Agreement shall be amended by deleting it in its entirety and replacing it with the Schedule 3.2 (Revision August 30, 2021) attached to this First Amendment.

5.Except as specifically amended above, all terms and conditions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed.

6.In the event that there are any conflicts between the terms of this First Amendment and the terms of the Agreement, the terms of this First Amendment shall control.

7.This First Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, and all of which shall together constitute one and the same agreement.

8.Delivery of a signed First Amendment by reliable electronic means, including facsimile or email, shall be an effective method of delivering the executed First Amendment. This First Amendment may be stored by electronic means and either an original or an electronically stored copy of this First Amendment can be used for all purposes, including in any proceeding to enforce the rights and/or obligations of the Parties with respect to this First Amendment.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered as of the Effective Date.

TriLink Biotechnologies, LLC By: /s/ Brian Neel Name: Brian Neel Title: COO	Pfizer Inc. By: /s/ Mike McDermott Name: Mike McDermott Title: President PGS BioNTech SE By: /s/ Sierk Poetting Name: Sierk Poetting Title: Managing Director